Exhibit 4.03

                   FIRST AMENDMENT TO HOLDER RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO HOLDER RIGHTS AGREEMENT (the "First Amendment") is made and entered into as of February 24, 2000 by and between Videonics, Inc., a California corporation (the "Company") and Venture Banking Group, a division of Cupertino National Bank (the "Holder").

         WHEREAS, the Company and Holder have entered into that certain Holder Rights Agreement dated as of September 15, 1999 (the "Agreement").

         WHEREAS, the Company and Holder desire to amend the Agreement as set forth in this First Amendment.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Amendment to Section 1.02. The first paragraph of Section 1.02 is hereby amended in its entirety to read as follows:

                  If the Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the shares of Registrable Securities, and the Company is a registrant entitled to use S-3 (or any successor form to Form S-3), the Company will use its best commercial efforts to effect a registration on Form S-3 (or any similar successor form) and any related qualification or compliance with respect to all the Registrable Securities owned by the Holder so that such registration will be filed with the Securities and Exchange Commission within thirty (30) days of the Company's receipt from the Holder of a written request for such registration; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
                  Section: (i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form);
                  (ii) if the Company shall furnish to the Holder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgement of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty
                  (120) days after the date of the certificate; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.



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2. New Section  1.03.  A new section 1.03 shall be inserted  after  Section 1.02
(and subsequent sections shall be renumbered) as follows:

         1.03 Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equitable securities under the 1933 Act for sale for cash, whether for its own account or the account of any of its security holders or both, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also debt securities which are also being registered, (iv) on a Form S-4, Form S-8 (or Form S-3, if such registration covers an offering of the type contemplated by Form S-8) or any successor or similar forms or (iv) a registration pursuant to an agreement which, by its terms, would prohibit the inclusion of Registrable Securities, unless such prohibition is waived, the Company will:

                           (i) give to the Holder written notice thereof; and

                           (ii) subject to the terms of this Agreement,  use its
                  reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within ten (10) business days after receipt of such written notice from the Company, by the Holder; provided that the provisions of this Section 1.03(a) are subject in all respect to the provisions of Section 1.03(b) regarding underwritten offerings.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.03(a). In such event the right of the Holder to registration pursuant to this Section 1.03 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

                  The  Company and the Holder  shall enter into an  underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.03, if the managing underwriter of such underwritten offering advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may exclude some or all of the Registrable Securities from such registration and underwriting. The Company shall so advise the Holder of the number of shares that may be included in the registration, if any, and the underwriting shall be allocated first to the Company and, if additional shares may be sold, subject to any agreement which by its terms would give any other person priority over, or rights similar to



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         those held by, the Holder  relating to the  inclusion of shares in such registration, such additional shares shall be allocated to the Holder.

                  (c) Right to Terminate or Delay Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.03 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. If, at any time after delivery of a notice of registration pursuant to Section 1.03(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of its securities, the Company may in its sole discretion delay such registration upon notice of such determination to the Holder, and the Company shall be permitted to delay registering any Registrable Securities for any period it deems necessary in its reasonable discretion.

3. Amendments to Sections 1.04(a) and (b). Section 1.04(a) is hereby amended in its entirety to read as follows:

         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.02 or 1.03 shall be borne by the Company. All Selling Expenses shall be borne by the Holder.

The first sentence of Section 1.03(b) is hereby amended in its entirety to read as follows:

         Definitions: "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.02 and 1.03 hereof, including, without limitation, all registration, filing and qualification fees, underwriters' expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses.

         4. Reference to the Agreement. On and after the effective date of this First Amendment, each reference in the Agreement to "the Agreement," "this Agreement," "hereunder," and "hereof" or words of like import referring to the Agreement shall mean the Agreement, as amended by this First Amendment. The Agreement, as amended by this First Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This First Amendment shall be effective upon execution by the Company and the Holder.

         5. Counterparts. This First Amendment may be executed in two (2) or more original and identical documents, signed simultaneously or at separate times by the parties, and each signed original shall be deemed to be an original for all purposes.

         6. Complete Agreement. The Agreement (together with its Exhibits and the other documents referred to herein) and this First Amendment are intended by the parties hereto to be the final expression of their agreement and constitute and embody the entire agreement and understanding of the parties with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject.



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         7. Choice of Law . It is the intention of the parties that the internal laws of the State California (irrespective of its choice of law principles) shall govern the validity of this First Amendment, the construction of its terms and the interpretation of the rights and duties of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the day and year above.


                                             VIDEONICS, INC.

                                             By: /s/ Gary Williams
                                                 -----------------------
                                             Name: Gary Williams
                                                   ---------------------
                                             Title: V.P. of Finance and CFO
                                                    -----------------------


                                             VENTURE BANKING GROUP

                                             By: /s/ Jason Hartmann
                                                 -----------------------
                                             Name: Jason Hartmann
                                                   ---------------------
                                             Title: Commercial Loan Officer
                                                    -----------------------